SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 26, 2012

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

205 Robin Road, Paramus, NJ 07652 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2012, Inergetics, Inc. appointed James DeLucia, as a director of the Company, effective immediately.

Mr. DeLucia is the Founder, President and CEO of AR James Media, Inc., an award winning outdoor advertising and marketing firm that owns and operates over 1,000 billboards across the New York/New Jersey metro area. AR James Media specializes in the outdoor advertising business including transit shelters, junior billboards and various other “out-of-home” mediums including large format and digital. Mr. DeLucia oversees AR James Media’s state and municipal programs including public biding and relationship management with various government officials. Mr. DeLucia started his career on the floor of the New York Mercantile Exchange in 1989. Mr. DeLucia became a member of two divisions of the Chicago Board of Trade, COMEX in 1992 and NYMEX in 1999. After experiencing success as a futures and options broker, Mr. DeLucia formed ALX Energy, Inc. ALX Energy, Inc. was the premier futures and options brokerage company for banks, hedge funds, utility companies and other large institutions. Mr. DeLucia’s expert skills and knowledge led ALX to obtain the record for the most volume ever executed in the Natural Gas prop month close in the history of the contract.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013

INERGETICS, INC.

	By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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